Exhibit 99.1

EnerSys Announces Changes to Board of Directors following 2024 Annual Meeting

•	Arthur T. Katsaros, Independent Non-Executive Chair of the Board, to retire from the Board

•	Paul J. Tufano to assume the role of Independent Non-Executive Chair of the Board

•	General Robert Magnus, USMC (Retired) to retire from the Board

•	Hwan-Yoon F. Chung to depart from the Board

•	Dave Habiger and Lauren Knausenberger nominated to join the Board

READING, PA, USA, June 11, 2024- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, today announced that each of Arthur T. Katsaros and General Robert Magnus, USMC (Retired) will retire from the Company’s Board of Directors at the end of their elected terms, effective as of the date of the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Following these retirements, Paul J. Tufano will assume the role of Independent Non-Executive Chair of the Board, and Steven M. Fludder will assume the role of Compensation Committee Chair.

During Mr. Katsaros’s 19 years of service on the Board, he has helped guide EnerSys’s transformation from primarily a traditional lead-acid battery company with limited scale to a leader in industrial batteries and stored energy solutions that are critical in supporting the global energy transition.

The Company also acknowledges the service of General Robert Magnus, who will retire after 16 years of service on the Board. His dedication and leadership have significantly contributed to EnerSys’s success and governance excellence.

Hwan-Yoon F. Chung, who has served on the Board with distinction for 18 years, has decided not to stand for re-election at the Annual Meeting in order to focus on other commitments. The Board acknowledges Mr. Chung’s many contributions and his dedicated service.

Consistent with EnerSys’s Corporate Governance Guidelines, Mr. Katsaros and General Magnus are not eligible to stand for re-election to the Board because they have reached age 75. In preparation for and in anticipation of the retirements of Mr. Katsaros and General Magnus, the Board conducted an extensive search to evaluate potential new Board candidates, whose qualifications and professional attributes will enhance EnerSys’s execution of its strategy.

The Board is pleased to announce that it will nominate two candidates, Dave Habiger and Lauren Knausenberger, to stand as Class II Director Nominees for election at the 2024 Annual Meeting. Mr. Habiger is the CEO of JD Power, a provider of data analytics, software and consumer intelligence. Ms. Knausenberger is Executive Vice President and Chief Innovation Officer of SAIC, a provider of engineering, digital, artificial intelligence and mission solutions across the defense, space, civilian and intelligence markets.

“Mr. Habiger brings extensive experience in data analytics, cloud-based software and security solutions. He has a demonstrated history of driving change within enterprise-led security protocols globally,” said EnerSys Chair Arthur T. Katsaros. “Ms. Knausenberger is a globally recognized thought leader and change agent in technology, digital modernization, and cybersecurity. She was recognized as the ORBIE global CIO of the Year in 2023 and has received two Exceptional Civilian Service medals and over 20 other awards for technology leadership during her time as Chief Information Officer and Chief Transformation Officer for the Air Force. David and Lauren bring outstanding integrity, judgment, leadership skills, and business experience to EnerSys. On behalf of the Board, we look forward to stockholders electing our new nominees to the Board.”

Comprehensive information about each Director Nominee will be available in EnerSys’s 2024 Proxy Statement expected to be published later in June. Assuming all Director Nominees are elected, the foregoing changes will be effective immediately following the Company’s 2024 Annual Meeting.

Mr. Tufano continued, “It is with deep gratitude that we wish farewell to Mr. Katsaros, General Magnus and Mr. Chung. Through their dedication to our culture of integrity and excellence, they have been instrumental in shaping our position as an industry leader and as a critical enabler of energy transition. I am honored to take on the role of Independent Non-Executive Chair following our Annual Meeting. We remain committed to upholding the highest standards of accountability and corporate governance, and to continuing to deliver long-term value creation for all of EnerSys’s stakeholders.”

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social, and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to the election of EnerSys’ director nominees at its 2024 Annual Meeting, operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2024. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

CONTACT

Lisa Hartman

Vice President, Investor Relations and Corporate Communications

EnerSys

610-236-4040

E-mail: investorrelations@enersys.com

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